Exhibit 99.1

Contact:	Tracey Noe (Media)	Shep Dunlap (Investors)
	+1 847 943 5678	+1 847 943 5454
	news@mdlz.com	ir@mdlz.com

Mondelēz International Names Luca Zaramella Executive Vice President, Chief Operating Officer and Chief Financial Officer
CHICAGO, January 29, 2026 – Mondelēz International (Nasdaq: MDLZ) today announced the appointment of Luca Zaramella to the role of Chief Operating Officer and Chief Financial Officer. In addition to his CFO responsibilities, as COO, he will have responsibility for the company’s commercial operations in its four geographical regions as well as the corporate sales, marketing and supply chain functions. Zaramella’s appointment will be effective Feb. 1, and he will continue to report directly to Chair and Chief Executive Officer Dirk Van de Put. The company is conducting a search for the CFO position and expects to announce a successor at a later date.
“I am pleased to announce Luca’s appointment as Chief Operating Officer and Chief Financial Officer,” said Van de Put. “Luca is a strong operational and financial leader with deep knowledge of our business and a consistent record of driving strong results. It is vital that we stay agile and continue to raise the bar on our operational excellence in an environment that has never been more dynamic. I am confident that Luca is the right leader to further elevate our execution and accelerate our performance as we realize the promise of our growth agenda.”
Zaramella has been a member of Mondelez International’s leadership team as CFO since 2018, overseeing the company’s global Finance, Procurement, Information and Technology Solutions and shared services functions. He has helped lead the development of the company’s strategic growth framework and financial algorithm. He is a global leader with extensive experience, previously holding various senior roles across Latin America, Europe and North America.
“I’m honored to step into this role for Mondelēz, expanding my focus on executional excellence and commercial performance across our organization,” said Zaramella. “I am inspired by our people, brands and capabilities, with vast potential to deliver attractive, long-lasting growth and create value for years to come.”

About Mondelēz International
Mondelēz International, Inc. (Nasdaq: MDLZ) empowers people to snack right in over 150 countries around the world. With 2024 net revenues of approximately $36.4 billion, MDLZ is leading the future of snacking with iconic global and local brands such as Oreo, Ritz, LU, Clif Bar and Tate's Bake Shop biscuits and baked snacks, as well as Cadbury Dairy Milk, Milka and Toblerone chocolate. Mondelēz International is a proud member of the Dow Jones Best-in-Class North America and World Indices, formerly Dow Jones Sustainability Indices. Visit www.mondelezinternational.com or follow the company on X at x.com/MDLZ

Forward-Looking Statements
This press release contains forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “plan,” “continue” and similar expressions are intended to identify these forward-looking statements, including, but not limited to, statements of belief or expectation and statements about Mondelēz International’s leadership position in snacking. These forward-looking statements are subject to change and to inherent risks and uncertainties, many of which are beyond Mondelēz International’s control, which could cause Mondelēz International’s actual results or outcomes to differ materially from those projected or assumed in these forward-looking statements. Please also see Mondelēz International’s risk factors, as they may be amended from time to time, set forth in its filings with the U.S. Securities and Exchange Commission, including its most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. There may be other factors not presently known to Mondelēz International or which it currently considers to be immaterial that could cause Mondelēz International’s actual results to differ materially from those projected in any forward-looking statements it makes. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.